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EXHIBIT 10.5 STOCK PURCHASE AGREEMENT

                            STOCK PURCHASE AGREEMENT

                  THIS AGREEMENT is made and entered into effective as of the ____ day of August, 2002 (the "Effective Date"), by and between, Michael Bell ("Bell"), Encore Acquisition Corporation (the "Corporation").



                                    RECITALS

         The Corporation desires to issue to Bell, 20,000 shares (the "Shares") of the capital stock of the Corporation, which Shares represent twenty percent (20%) of the shares of capital stock of the Corporation authorized, issued and outstanding as of the closing of the acquisition of the assets of Encore Software, Inc., subject to this Agreement.

         Bell desires to receive and hold the Shares subject to this Agreement.

         All Parties believe it to be in their best interests to provide for the orderly future disposition of the Shares if certain contingencies occur.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Transfer of Interest in the Shares.


         1.1 Shares. The Corporation hereby agrees to issue to Bell all right, title, and interest in and to the Shares effective as of the Effective Date on the terms set forth herein and in conjunction therewith agrees to execute and deliver to Bell a stock certificate in the form of Exhibit 1.1 hereto effective as of the Effective Date and to cause such issuance to be recorded on the books of the Corporation effective as of the Effective Date.

2. Consideration for the Shares.

         2.1 Shares. In consideration for transfer of the Shares, Bell agrees to pay to the Corporation a total of Five Hundred and no/100 Dollars ($500.00), in cash.

         2.2 Execution of Other Documents. As further consideration and an inducement to the Corporation to execute this Agreement, Bell agrees to execute and deliver the following documents and to be bound by their respective terms:

                  2.2.1 The Encore Acquisition Corporation Stock Buy and Sell Agreement in the form attached hereto as Exhibit 2.2.1, and


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3. Representations of Subscriber: Bell hereby acknowledges, warrants, represents and covenants as follows:

         3.1 General:

                  3.1.1 Has been given access to full and complete information regarding the Company (including the opportunity to meet with Company officers and review all documents as Bell may have requested in writing); has utilized such access to Bell's satisfaction for the purpose of obtaining information and has attended or been given reasonable opportunity to attend a meeting with representatives of the Company for the purpose of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of the offering of the Shares and to obtain any additional information, to the extent reasonably available, necessary to verify the accuracy of information provided in the Memorandum.

                  3.1.2 Bell's legal name is:_________________________________

                  3.1.3 Bell is a bona fide resident of (or, if an entity, is organized or incorporated under the laws of, and is domiciled in) the State of (INSERT NAME OF STATE)________________________.

                  3.1.4 Bell's Citizenship is : (Country) o USA o
         Other:___________

                  3.1.5 Bell's Mailing Address is:

                           Street: ________________________
                           City: _________________________
                           State: _________________________
                           Zip: __________________________

                  3.1.6 Bell's Phone Number is: _______________________________

                  3.1.7 Bell's Social Security or Tax Identification No. is:
         ___________

                  3.1.8 The Shares are being purchased by Bell in Bell's name solely for Bell's own beneficial interest and not as nominee for, on behalf of, for the beneficial interest transfer to, any other person, trust, or organization.

                  3.1.9 Bell acknowledges that an investment in the Company is a speculative investment involving a high degree of risk including, but not limited to the reasons described in the Memorandum and is suitable only for persons who can afford to lose their entire investment.

                  3.1.10 Bell realizes that Bell will experience substantial dilution in the per share value of the Shares purchased by Bell immediately upon purchase.


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                  3.1.11 Bell has, either alone or with the assistance of its professional advisor, sufficient knowledge and experience in financial and business matters that Bell believes Bell is capable of evaluating the merits and risks of the prospective investment in the Shares.

                  3.1.12 Bell has obtained, to the extent Bell deems necessary, professional advice with respect to the risks inherent in an investment in the Shares, the suitability of the investment in light of Bell's financial condition and investment needs, and legal, tax and accounting matters.

                  3.1.13 Bell has been given the opportunity to discuss all material aspects of this transaction with representatives of The Company and any questions asked have been answered to Bell's full satisfaction.

                  3.1.14 Bell recognizes that the purchase of the Shares is a long-term investment, that, absent registration, transferability and sale of the Shares are restricted in many ways, and that Bell could sustain a total loss of Bell's investment.

                  3.1.15 Bell can bear the economic risk of an investment in the Shares for an indefinite period of time, can afford to sustain a complete loss of such investment, has no need for liquidity in connection with an investment in the Shares, and can afford to hold the Shares indefinitely.

                  3.1.16 Bell o has/o has not (check one) used the services of a purchaser representative in connection with this investment. If I have used a purchaser representative Bell has received a fully completed and executed Purchaser Representative Questionnaire.

                  3.1.17 It is Bell's intention to acquire and hold the Common Stock for Bell's own account for investment purposes and not with a view to resale in connection with any distribution thereof.

                  3.1.18 Bell has no contract, undertaking, agreement or arrangement with any person or company to sell the Shares to any such person or company or to have any such person or company sell the Shares on Bell's behalf.

                  3.1.19 Bell is not aware of any occurrence, event, or circumstance upon the happening of which Bell intends to sell the Shares, and Bell does not have any present intention to sell the Shares after a lapse of any particular period of time.

                  3.1.20 Bell has been informed that in the view of the United States Securities and Exchange Commission ("SEC") and state securities commissions, a purchase now with an intent to resell, by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company, or that of the industry, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of the Shares, would represent a purchase with an intent inconsistent with the representations set forth above, and that the SEC, and state securities

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         commissions might regard such resale as a deferred sale with regard to which an exemption from registration is not available.

                  3.1.21 Bell is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, has a knowledgeable representative who such investor intends to use in connection with a decision as to whether to purchase the Shares and who together with such investor has such knowledge and experience in financial and business matters that they are together capable of evaluating the merits and risks of investing in the Shares).

                  3.1.22 Bell believes that the investment in the Shares is suitable for Bell based upon Bell's investment objectives and financial needs, and Bell has adequate means to provide for Bell's current financial needs and personal/business contingencies and has no need for liquidity of investment with respect to the Shares.

         3.2 Accredited Investor Status.

                  3.2.1 Bell acknowledges that the Company is offering the Units only to Accredited Investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Act").

                  3.2.2 Bell ois/ois not (check one) an "Accredited Investor". This representation is based on the following (check one or more, as applicable):

                           3.2.2.1 Bell has a net worth, or a joint net worth
                  together with my spouse, in excess of $1,000,000. [In calculating net worth, you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property minus debt secured by such property].

                           3.2.2.2 Bell is and individual with an individual
                  income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year;

                           3.2.2.3 Bell is an individual (not a partnership,
                  corporation, etc.) who, with his or her spouse, had joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year.

                           3.2.2.4 Bell is a director or executive officer of
                  the Company.

                           3.2.2.5 Bell, if other than an individual, is an
                  entity all of whose equity owners meet one of the tests set forth above (if relying on this category alone, each equity owner must complete a separate copy of this Agreement).


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                           3.2.2.6 Bell (or, in the case of a trust, Bell
                  trustee) is a bank or savings and loan association as defined in Sections (a)(2) and 3(a)(5)(A), respectively, of the Act acting either in its individual or fiduciary capacity.

                           3.2.2.7 Bell is an insurance company as defined in
                  Section 2(13) of the Act.

                           3.2.2.8 Bell is an investment company registered
                  under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

                           3.2.2.9 Bell is a Small Business Investment Company
                  licensed by the U.S. Small Business Administration under
                  Section 301(c) or (d) of the Small Business Investment Act of 1958. 3.2.2.10 o Bell is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and either (check one or more, as applicable):

                           a. the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser; or

                           b. the employee benefit plan has total assets in excess of $5,000,000; or

                           c. the plan is a self-directed plan with investment decisions made solely by persons who are "Accredited Investors" as defined under the Act.

                           3.2.2.11 Bell is a private business development
                  company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

                           3.2.2.12 Bell has total assets in excess of
                  $5,000,000, was not formed for the specific purpose of acquiring shares of the Company and is one or more of the following (check one or more, as appropriate):

                           a. an organization described in Section 501(c)(3) of the Internal Revenue Code; or

                           b.       a corporation; or

                           c.       a Massachusetts or similar business trust;
                                    or

                           d.       a partnership.


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                           3.2.2.13 Bell is a trust with total assets exceeding
                  $5,000,000 which was not formed for the specific purpose of acquiring shares of the Company and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

                           3.2.2.14 Other._______________________________

         3.3 Restricted Nature of Securities Acquired.

                  3.3.1 Bell understands that the Shares to be issued have not been registered under the Act, or under applicable state securities acts, on the grounds that the Shares are being issued in a transaction involving a limited group of knowledgeable investors fully familiar with the affairs and proposed operations of the Company and not involving a public offering and that, consequently, such transaction is exempt from registration under the Act and the state securities acts.

                  3.3.2 In that regard, Bell understands that the Shares may not be sold, transferred or otherwise disposed of except pursuant to an effective registration statement or appropriate exemption from registration under the foregoing securities acts and, as a result, absent registration, it may be required to hold the Shares for an indefinite period of time.

                  3.3.3 Bell understands that the Company has not agreed to register the Shares for distribution in accordance with the provisions of the Act or state law, and has not agreed to comply with any exemption under the Act or state law for the resale of the Shares. Bell understands that by virtue of the rules respecting "restricted securities" the Shares must be held indefinitely, unless and until subsequently registered under the Act and/or state law or unless an exemption from such registration is available.

                  3.3.4 Bell acknowledges that the Company will rely on its representations herein as a basis for the exemption from registration. Accordingly, it acknowledges that the Company is not required to recognize any transfer of the Shares acquired by it if, in the opinion of counsel for the Company, such transfer would result in violation of any federal or state law regarding the offering or sale of securities.

                  3.3.5 Bell agrees to indemnify, the Company for and from any claim, liability, cost or expense, including reasonable attorneys' fees, arising from any unlawful sale by Bell or offer by Bell to sell or transfer any of the shares subscribed for hereby.

                  3.3.6 Bell acknowledges that Bell may be deemed an "affiliate" of the Company within the meaning of Rule 144 ("Rule 144") promulgated under the Act, although nothing contained herein should be construed as an admission of such fact.

                  3.3.7 If in fact Bell were an affiliate under Rule 144, Bell's ability to sell, assign or transfer the Shares may be restricted unless such transaction is registered under the Act or an exemption from such registration is available.


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                  3.3.8 Bell understands that such exemptions are limited and
         Bell has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 144.

                  3.3.9 Bell further represents to and covenants with the Company that Bell will not sell, assign or transfer any of the Shares except (i) pursuant to an effective registration statement under the Act, (ii) pursuant to Rule 144, or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to The Company or as described in a "no-action" or interpretive letter from the Staff of the SEC, is not required to be registered under the Act.

         3.4 Legend on Certificates to be Issued. Bell understands and acknowledges that the stock certificate representing the Shares to be issued pursuant to this Agreement will contain substantially the following legend and such other legends as may be required by the :

                  "The Common Stock represented by this Certificate has not been registered under the Securities Act of 1933, as amended, or any state Blue Sky law. Such Common Stock has been acquired by the registered holder hereof for his or her own account for investment purposes and may not be sold, transferred or otherwise disposed of for value, except pursuant to registration under all applicable securities laws or the receipt by The Company of an opinion of counsel, satisfactory in form and substance to The Company, that registration is not required under such securities laws.

         3.5 Investment Decision. Bell has carefully read this letter agreement and has discussed its requirements and other applicable limitations upon Bell's abilities to offer to sell, transfer or otherwise dispose of Shares, to the extent Bell felt necessary, with Bell's counsel or counsel for Company. Bell further acknowledges that Bell has determined that an investment in the Shares is appropriate for Bell, in view of Bell's overall financial condition.

         4. General.

         4.1 Benefit. This Agreement shall bind and, except as otherwise stated herein, shall inure to the benefit of the parties hereto, their successors, assigns, heirs and legal representatives, as the case may be.

         4.2 Notices. Any and all notices provided for in this Agreement shall be in writing and sent, by prepaid registered or certified mail, to the respective party's address. Any party hereto may change its address by notice to the other party given as set forth above. Any notice and any payment due hereunder shall be deemed given or paid, as the case may be, when mailed as set forth above.

         4.3 Amendment. This Agreement may be altered, amended or terminated only by a writing signed by Bell and the Corporation, or their appointed representatives.

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         4.4 Remedy. The Parties hereby acknowledge that monetary damages would be an inappropriate remedy for any violation of the terms of this Agreement, and hereby agree that specific performance shall be the sole remedy for any violation hereunder.

         4.5 Construction. This Agreement shall be governed by and construed according to the laws of the State of Minnesota without regard to the laws of the State of Minnesota regarding choice of laws.

         4.6 Severability. If any provision of this Agreement is held to be unlawful or unenforceable in any respect by a court of competent jurisdiction, such provision shall be severed and shall not affect the validity or enforceability of the remaining provisions. Further, if any provision of this Agreement is held to be over broad, such provision shall be deemed amended to narrow the application to the extent necessary to render the provision enforceable according to applicable law.

         4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         4.8 Attorneys Fees. In the event that any dispute between the parties concerning this Agreement leads to legal action, the "Prevailing Party" shall be entitled to reimbursement by the other party for all its costs and expenses incurred in such action, including, without limitation, such party's reasonable attorneys' fees. For purposes hereof, the "Prevailing Party" under any judgment shall be (i) the paying party if the amount that party is ordered to pay is less than or equal to the amount it offered in any settlement negotiations, or (ii) the paid party if the amount that party receives is more than it offered in any settlement negotiations.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as on the date first above stated.


                                             Encore Acquisition Corporation


                                             By:
                                                --------------------------------
                                             Address: 7400  49th Avenue North
                                                      --------------------------
                                                      New Hope, MN   55428
                                                      --------------------------
                                             Dated:
                                                      --------------------------




                                             Michael Bell
                                             Address:
                                                     ---------------------------
                                               Dated:
                                                     ---------------------------
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                                                                     EXHIBIT 1.1

                                STOCK CERTIFICATE





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                                  EXHIBIT 2.2.1
           Encore Acquisition Corporation Stock Buy and Sell Agreement